Exhibit 99.1

Contacts:
Nicole Estrin
Manager of Corporate Communications & IR
408-746-4572
nestrin@hyseq.com

Pete Garcia
Chief Financial Officer
408-746-4573
pgarcia@hyseq.com

Lilian Stern
Investor Relations
212-362-1200
lilian@sternir.com

SHAREHOLDERS APPROVE HYSEQ AND VARIAGENICS MERGER
—Combined company becomes Nuvelo (Nasdaq: NUVO) —

SUNNYVALE, CA and CAMBRIDGE, MA, January 28, 2003 /PRNewswire/ — Hyseq Pharmaceuticals, Inc. (Nasdaq: HYSQ) and VARIAGENICS, Inc. (Nasdaq: VGNX) today announced that they have received approval from their respective shareholders for the merger of the two companies. The companies anticipate closing the merger on January 31, 2003.

As a result of the merger, Variagenics shareholders will receive 1.6451 shares of Hyseq stock in exchange for each Variagenics share.

The combined company will be named Nuvelo, Inc. and will begin trading under its new name and Nasdaq symbol, NUVO, on February 3, 2003.

2002 Year End Results and Conference Call Information

Hyseq will announce its fourth quarter and 2002 results on February 24, 2003 and will hold a corresponding conference call at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss the year end results as well as the strategy and focus of the combined company, Nuvelo.

About Hyseq

Hyseq Pharmaceuticals, Inc. is engaged in research and development of novel biopharmaceutical products from its collection of proprietary genes discovered using its high-throughput screening-by-hybridization platform. This platform provided a significant advantage in discovering novel, rarely-expressed genes, and assembly of one of the most important proprietary databases of full-length human gene sequences. Hyseq intends to further elucidate the physiological roles of its proprietary novel genes. Hyseq’s database includes genes which encode a number of therapeutically important classes of molecules including chemokines, growth factors, stem cell factors, interferons, integrins, proteases, hormones, receptors, and other potential protein therapeutics or drug targets.

Information about Hyseq is available at www.hyseq.com or by phoning 408-524-8100.

About VARIAGENICS

VARIAGENICS, INC. develops molecular diagnostic tests by identifying genetic markers associated with response to cancer therapies, with the goal of optimizing patient care. The Company analyzes genetic variation, including single nucleotide polymorphisms (SNPs), haplotypes, loss of heterozygosity, and expression levels in normal and tumor cells. VARIAGENICS is developing molecular diagnostic tests through both biopharmaceutical collaborations and its own internal research programs.

For more information, please visit the Company’s Web site at www.VARIAGENICS.com.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “believe,” “expect,” “anticipate,” “should,” “may,” “estimate,” “goals,” and “potential,” among others. These statements, including statements about the proposed merger, the reasons for timing of and benefits of the proposed merger, and future financial and operating goals and results, are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those in the forward-looking statements. Such factors include risk regarding Hyseq’s or VARIAGENICS’ inability to satisfy the closing conditions of the merger, risk that the two companies’ businesses will not be integrated successfully, costs related to the proposed merger, the termination of existing pharmaceutical and biotechnology collaborations, the combined company’s inability to further identify, develop and achieve commercial success for new products and technologies, the risk that the combined company may be unable to successfully finance and secure regulatory approval of and market its drug candidates, risks associated with VARIAGENICS’ technology, the combined company’s ability to protect its proprietary technologies, risk of new, changing and competitive technologies, and regulations in the U.S. and internationally, and other factors (such as economic, business, competitive and/or regulatory factors) affecting each company’s businesses generally as set forth in Hyseq’s and VARIAGENICS’ filings with the SEC, including their annual reports on Form 10-K for the fiscal years ended 2001, their most recent quarterly reports on Form10-Q, their current reports on Form 8-K and the joint proxy statement/prospectus filed in connection with the merger. Hyseq and VARIAGENICS each expressly disclaim any duty to update information contained herein.

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